UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

OPTIO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia State of Other Jurisdiction of Incorporation	333-89181 (Commission File Number)	58-1435435 I.R.S. Employer Identification Number

Windward Fairways II, 3015 Windward Plaza

Alpharetta, Georgia 30005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 576-3500

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7.    Financial Statements and Exhibits

(c) The following exhibit is furnished with this document:

Number	Exhibit

99.1	Press Release issued by Optio Software dated May 1, 2003.

99.2	Press Release issued by Optio Software dated May 2, 2003.

ITEM 9.    Regulation FD Disclosure

The information in this item is being furnished to, but not filed with, the Securities and Exchange Commission solely under Item 12 of Form 8-K, “Results of Operations and Financial Condition,” pursuant to interim procedures promulgated by the Securities and Exchange Commission in Release 33-8216 issued March 27, 2003.

On May 1, 2003, the registrant issued a press release to report results for its fourth quarter and fiscal year ended January 31, 2003. This press release is furnished as Exhibit 99.1.

On May 2, 2003, the registrant issued a correction to the May 1, 2003 press release. This corrective press release is furnished as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2003	Optio Software, Inc. By: /S/ C. WAYNE CAPE C. Wayne Cape President and Chief Executive Officer